SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2004

Borland Software Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-16096	94-2895440

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Enterprise Way, Scotts Valley, California 95066-3249

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 431-1000

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events.

           On February 11, 2004, the Board of Directors of Borland Software Corporation, a Delaware corporation (“Borland” or the “Company”), authorized an increase to the Company’s discretionary stock repurchase program of $30 million (the “Discretionary Plan”). The shares to be repurchased under the Discretionary Plan are an expansion to the $30 million share repurchase program previously authorized by the Borland Board of Directors (the “Board”) on September 17, 2001 which provides the Company the ability to repurchase shares at prevailing market prices in private, as well as open market, transactions. The shares to be repurchased under the Discretionary Plan are in addition to the $15 million share repurchase program previously authorized by the Borland Board on August 5, 2003 and which is subject to a written plan adopted pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. After giving effect to the announced increase to the Discretionary Plan, approximately $45 million in the aggregate remains available for future purchase under Borland’s stock repurchase programs.

           A copy of the press release issued on February 11, 2004 announcing the authorization of the increase to the Discretionary Plan is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1	Press Release of Borland Software Corporation dated February 11, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION

Date: February 12, 2004	By: /s/ TIMOTHY J. STEVENS

Name: Timothy J. Stevens
Title: Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of Borland Software Corporation dated February 11, 2004.